                                                    Exhibit 10.10
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated December 1, 2012 (“Amendment”), amends the Employment Agreement, dated August 31, 2011 (the “Agreement”), by and between Healthways, Inc., (“Company”) and Michael R. Farris (the “Executive”). Capitalized terms used herein without definition shall have the respective meanings for such terms set forth in the Agreement.

WHEREAS, Company and Executive desire to amend the Agreement to reflect certain changes to the employment relationship of Executive; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.           Amendment to Section V.C.3, “Termination of Agreement - Disability” Provision of the Agreement. Section V.C.3 of the Agreement is hereby deleted in its entirety and amended and restated as follows:

3.           The amounts in Section V.C.2.b above shall be reduced by any disability insurance payments the Executive receives as a result of the Executive’s disability, and shall be paid to the Executive periodically at the regular payroll dates commencing as of the Date of Termination and for the remaining term of the non-compete covenant in Section VIII hereof. In addition, the Executive will receive an enhanced severance amount consisting of six (6) additional months of the Executive’s Base Salary (payable periodically at regular payroll intervals following the end of the eighteen (18) month period described in Section V.C.2.b above) upon the Executive’s execution of a full release of claims in favor of the Company. Such release must be executed and become effective and any revocation period must expire within sixty (60) days of the Date of Termination in order for the Executive to receive the Executive’s additional six (6) months of enhanced severance benefits under this Section V.C.3. Furthermore, all outstanding stock options, restricted stock, restricted stock units and any other unvested equity incentives shall vest and/or remain exercisable for their stated terms solely in accordance with the terms of the award agreements to which the Company and the Executive are parties on the Date of Termination. In addition, all amounts contributed by the Company to the CAP for the benefit of the Executive shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

2.           Amendment to Section V.D.3, “Termination of Agreement – By the Company For Cause” Provision of the Agreement. Section V.D.3 of the Agreement is hereby deleted in its entirety and amended and restated as follows:

3.           Notwithstanding the foregoing, the Executive will receive a severance amount consisting of six (6) months of the Executive’s Base Salary (payable periodically at regular payroll intervals and commending upon the first payroll period occurring after the For Cause Release Period (defined below) expires) upon the Executive’s execution of a full release of claims in favor of the Company. Such release must be executed and become effective and any revocation period must expire within sixty (60) days of the Date of Termination in order for the Executive to receive the Executive’s additional six (6) months of enhanced severance benefits under this Section V.D.3. Furthermore, all outstanding stock options, restricted stock, restricted stock units and any other vested equity incentives shall remain exercisable solely in accordance with the terms of the award agreements to which the Company and the Executive are parties on the Date of Termination. All unvested equity incentives shall terminate on the Date of Termination. In addition, all amounts contributed by the Company to the CAP for the benefit of the Executive that have vested shall be paid out in accordance with the terms of the CAP as in effect on the Date of Termination. The Executive shall not be entitled to receive any unvested Company contributions to the CAP.

3.           Amendment to Section V.E.2, “Termination of Agreement – By the Company Without Cause” Provision of the Agreement. Section V.E.2 of the Agreement is hereby deleted in its entirety and amended and restated as follows:

2.           The amounts in Section V.E.1.b above shall be paid to the Executive periodically at the regular payroll dates commencing as of the Date of Termination and for the remaining term of the non-compete covenant in Section VIII hereof. In addition, the Executive will receive an enhanced severance amount consisting of six (6) additional months of the Executive’s Base Salary (payable periodically at regular payroll intervals following the end of the eighteen (18) month period described in Section V.E.1.b above) upon the Executive’s execution of a full release of claims in favor of the Company. Such release must be executed and become effective and any revocation period must expire within sixty (60) days of the Date of Termination in order for the Executive to receive the Executive’s additional six (6) months of enhanced severance benefits under this Section V.E.3. Furthermore, all outstanding stock options, restricted stock, restricted stock units and any other unvested equity incentives shall vest and/or remain exercisable for their stated terms solely in accordance with the terms of the award agreements to which the Company and the Executive are parties on the Date of Termination. In addition, all amounts contributed by the Company to the CAP for the benefit of the Executive shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

4.           Amendment to Section V.F.3, “Termination of Agreement – By the Executive For Good Reason” Provision of the Agreement. Section V.F.3 of the Agreement is hereby deleted in its entirety and amended and restated as follows:

3.           The amounts in Section V.F.2.b above shall be paid to the Executive periodically at the regular payroll dates commencing as of the Date of Termination and for the remaining term of the non-compete covenant in Section VIII hereof. In addition, the Executive will receive an enhanced severance amount consisting of six (6) additional months of the Executive’s Base Salary (payable periodically at regular payroll intervals following the end of the eighteen (18) month period described in Section V.F.2.b above) upon the Executive’s execution of a full release of claims in favor of the Company. Such release must be executed and become effective and any revocation period must expire within sixty (60) days of the Date of Termination in order for the Executive to receive the Executive’s additional six (6) months of enhanced severance benefits under this Section V.F.3. Furthermore, all outstanding stock options, restricted stock, restricted stock units and any other unvested equity incentives shall vest and/or remain exercisable for their stated terms solely in accordance with the terms of the award agreements to which the Company and the Executive are parties on the Date of Termination. In addition, all amounts contributed by the Company to the CAP for the benefit of the Executive shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

5.           Amendment to Section V.H, “Termination of Agreement – Following a Change in Control” Provision of the Agreement. Section V.H of the Agreement is hereby deleted in its entirety and amended and restated as follows:

H.           Following a Change in Control

1.
If the Executive’s termination of employment without Cause (pursuant to Section V.E) or for Good Reason (pursuant to Section V.F) occurs within twelve (12) months following a Change in Control, then the amounts payable pursuant to Section V.E or Section V.F above, as the case may be, shall be referred to as the “Change in Control Severance Amount,” and shall be paid to Executive in a lump sum no later than sixty (60) days following the Date of Termination, with the date of such payment determined by the Company in its sole discretion.  In addition, the Executive will receive an enhanced severance amount consisting of six (6) additional months of the Executive’s Base Salary (payable periodically at regular payroll intervals, and commencing upon the first payroll period occurring after the Change in Control Release Period (defined below) expires) upon the Executive’s execution of a full release of claims in favor of the Company. Such release must be executed and become effective and any revocation period must expire within sixty (60) days of the Date of Termination (the “Change in Control Release Period”) in order for the Executive to receive the Executive’s additional six (6) months of enhanced severance benefits.  Payments pursuant to this Section V.H shall be made in lieu of, but not in addition to, any payment under any other paragraph of this Section V.  Furthermore, all outstanding stock options, restricted stock, restricted stock units and any other unvested equity incentives shall vest and/or remain exercisable for their stated terms solely in accordance with the terms of the award agreements to which the Company and the Executive are parties on the Date of Termination. In addition, all amounts contributed by the Company to the CAP for the benefit of the Executive shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

2.	For the purposes of this Agreement, a “Change in Control” shall mean any of the following events:

a.
any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

b.
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

c.
during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing, to the extent that (i) any payment under this Agreement is payable solely upon or following the occurrence of a Change in Control and (ii) such payment is treated as “deferred compensation” for purposes of Code Section 409A, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

3.
Excise Tax Payment. If, in connection with a Change in Control, the Internal Revenue Service asserts, or if the Executive or the Company is advised in writing by an established accounting firm, that any payment in the nature of compensation to, or for the benefit of, the Executive from the Company (or any successor in interest) constitutes an “excess parachute payment” under Section 280G of the Code, whether paid pursuant to this Agreement or any other agreement, and including property transfers pursuant to securities and other employee benefits that vest upon a Change in Control (collectively, the “Excess Parachute Payments”) the Company shall pay to the Executive, a cash sum equal to the amount of excise tax due under Section 4999 of the Code on the entire amount of the Excess Parachute Payments (excluding any payment pursuant to this Section V.H.3) (the “Gross-up Amount”).  The payment of the ”Gross-up Amount“ due to the Executive under this Section V.H.3 shall be paid as soon as reasonably possible following demand of payment by the Executive, but in no event later than December 31 of the year following the year (A) any tax is paid to the Internal Revenue Service regarding this Section V.H.3 or (B) any tax audit or litigation brought by the Internal Revenue Service or other relevant taxing authority related to this Section V.H.3 is completed or resolved in accordance with Treasury Regulation 1.409A-3(i)(1)(v).

6.           Amendment to Section V.I, “Termination of Agreement – Delay of Payments Pursuant to Section 409A” Provision of the Agreement. Section V.I of the Agreement is hereby deleted in its entirety and amended and restated as follows:

I.
Delay of Payments Pursuant to Section 409A.  It is intended that (1) each installment of the payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Code and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v).  Notwithstanding anything to the contrary in this Agreement, if the Company determines (i) that on the date the Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, the Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)) of the Company and (ii) that any payments to be provided to the Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement then such payments shall be delayed until the date that is six months after the date of the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or, if earlier, the date of the Executive’s death.  Any payments delayed pursuant to this Section V.I shall be made in a lump sum on the first day of the seventh month following the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or, if earlier, the date of the Executive’s death. In addition, to the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which the Executive participates during the term of Executive’s employment or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, such amount shall be paid in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations, including (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) any such reimbursement or payment may not be subject to liquidation or exchange for another benefit.  In addition, notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Section 409A of the Code and the Treasury Regulations promulgated thereunder be subject to offset by any other amount unless otherwise permitted by Section 409A of the Code.  For the avoidance of doubt, any payment due under this Agreement within a period following Executive’s termination of employment or other event, shall be made on a date during such period as determined by the Company in its sole discretion.

7.           No other Amendments.  Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The Agreement and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Agreement as amended by this Amendment.

8.           Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the day and year first written above.

(SIGNATURE PAGE FOLLOWS)

HEALTHWAYS, INC.:

By:  /s/ Alfred Lumsdaine

Name:  Alfred Lumsdaine

Title:  CFO

EXECUTIVE:

/s/ Michael R. Farris

Michael R. Farris